UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2012

ICAHN ENTERPRISES HOLDINGS L.P.
    (Exact Name of Registrant as Specified in Its Charter)

Delaware	333-118021-01	13-3398767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

(212) 702-4300
    (Registrant's Telephone Number, Including Area Code)

N/A
    (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.05   Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On November 2, 2012, the Board of Directors of Icahn Enterprises G.P., Inc., the general partner of Icahn Enterprises Holdings L.P., approved the Code of Ethics and Business Conduct, or the Ethics Code, which applies to all employees, directors and officers of Icahn Enterprises Holdings L.P., Icahn Enterprises G.P., Inc., Icahn Enterprises L.P. and each of their majority-owned subsidiaries. The Ethics Code amends and restates the prior Ethics Code and clarifies and updates the policies designed to promote the purposes outlined for a code of ethics in Item 406 of Regulation S-K. The Ethics Code covers topics such as conflicts of interest, corporate opportunities, disclosure obligations, compliance with laws, company property, confidentiality, fair dealing, waivers of the Ethics Code and whistle blower policy, among others. The Ethics Code took effect upon adoption by the Board of Directors of Icahn Enterprises G.P., Inc.
This description is a summary and is qualified in its entirety by reference to the full text of the Ethics Code, which is filed herewith as Exhibit 14.1.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

14.1 -  Amended Code of Ethics and Business Conduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

Date:   November 8, 2012